CHANGE OF CONTROL AGREEMENT


         This Change of Control Agreement (this "Agreement"), dated April 11, 2000, is between AG-BAG INTERNATIONAL LIMITED, a Delaware corporation (the "Company"), and _______________________ (the "Executive").

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Appendix A to this Agreement, which is incorporated herein by this reference) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive arising from the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and, in the event of any threatened or pending Change of Control, to encourage the Executive's willingness to serve a successor in an equivalent capacity, and to provide the Executive with reasonable compensation and benefits arrangements in the event that a Change of Control results in the Executive's loss of equivalent employment.

         In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

1.       EMPLOYMENT

         1.1        Certain Definitions

                  (a) "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1.1(b)) on which a Change of Control occurs.

                  (b) "Change of Control Period" shall mean the period commencing on the date of this Agreement and ending on the second anniversary of such date; provided, however, that commencing on the date one year after the date of this Agreement, and on each annual anniversary of such date (such date and its successive annual anniversaries shall be referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date unless the Company gives prior notice to the Executive that the Renewal Date shall not occur and the Change of Control Period shall not be extended.

         1.2        Employment Period

         The Company hereby agrees to continue the Executive in its employ or in the employ of its affiliated companies, and the Executive hereby agrees to remain in the


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employ of the Company or its affiliated companies, in accordance with the terms of this Agreement, for a period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

         1.3        Position and Duties

         During the Employment Period, the Executive's position, authority, duties and responsibilities shall be at least reasonably commensurate with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date.

         1.4        Location

         During the Employment Period, the Executive's services shall be performed at the Company's headquarters on the Effective Date or any office which is subsequently designated as the headquarters of the Company and 40 miles or less from such location.

         1.5        Employment at Will

         The Executive and the Company acknowledge that, except as may otherwise be expressly provided under any other written employment agreement between the Executive and the Company, the employment of the Executive by the Company or its affiliated companies is "at will" and may be terminated by either the Executive or the Company or its affiliated companies at any time. Moreover, if prior to the Effective Date the Executive's employment with the Company or its affiliated companies terminates, then the Executive shall have no further rights under this Agreement.

         1.6        Board of Directors

         The Executive is either currently or at some future time may become a member of the Board. His continuation as such shall be subject to the will of the Company's stockholders and the Board, as provided in the Company's by-laws and certificate of incorporation. Removal of the Executive from, or nonelection of the Executive to, the Board by the Company's stockholders or the Board, as provided in the Company's by-laws and certificate of incorporation, shall in no event be deemed a breach of this Agreement by the Company.

2.       ATTENTION AND EFFORT

         During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive will devote all of his productive time, ability, attention and effort to the business and affairs of the Company and the discharge of the responsibilities assigned to him hereunder, and will use his best efforts to perform faithfully and efficiently such responsibilities. It shall


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not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities in accordance with this Agreement. To the extent any such activities have been conducted by the Executive prior to the Employment Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Employment Period shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

3.       COMPENSATION

         During the Employment Period, the Company agrees to pay or cause to be paid to the Executive, and the Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

         3.1        Salary

         The Executive shall receive an annual base salary (the "Annual Base Salary"), at least equal to the annual salary established by the Board or the Compensation Committee of the Board (the "Compensation Committee") for the fiscal year in which the Effective Date occurs. The Annual Base Salary shall be paid in substantially equal installments and at the same intervals as the salaries of other officers of the Company are paid.

4.       BENEFITS

         4.1        Benefit Plans; Vacation

         During the Employment Period, the Executive shall be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such fringe benefit programs as shall be provided to other executives of the Company and its affiliated companies during the Employment Period, including, without limitation: paid vacations; any incentive, savings and retirement plan, practice, policy or program; and all welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs).

         4.2        Expenses

         During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in


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
accordance with the policies, practices and procedures of the Company and its affiliated companies then in effect.

5.       TERMINATION

         Employment of the Executive during the Employment Period may be terminated as follows but, in any case, the nondisclosure and noncompetition provisions set forth in Section 8 hereof shall survive the termination of this Agreement and the termination of the Executive's employment with the Company:

         5.1        By the Company or the Executive

         Upon giving Notice of Termination (as defined below), the Company may terminate the employment of the Executive with or without Cause (as defined below), and the Executive may terminate his employment for Good Reason (as defined below) or for any reason, at any time during the Employment Period.

         5.2        Automatic Termination

         This Agreement and the Executive's employment during the Employment Period shall terminate automatically upon the death or Total Disability of the Executive. The term "Total Disability" as used herein shall mean the Executive's inability (with or without such accommodation as may be required by law and which places no undue burden on the Company), as determined by a physician selected by the Company and acceptable to the Executive, to perform the duties set forth in Section 1.3 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the Executive's control, unless the Executive is granted a leave of absence by the Board. The Executive and the Company hereby acknowledge that the Executive's presence and ability to perform the duties specified in Section 1.3 hereof is critical to this Agreement.

         5.3        Notice of Termination

         Any termination by the Company or by the Executive during the Employment Period shall be communicated by Notice of Termination to the other party given in accordance with Section 10 hereof. The term "Notice of Termination" shall mean a written notice which (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from


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
asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         5.4        Date of Termination

         During the Employment Period, "Date of Termination" means (a) if the Executive's employment is terminated by reason of death, at the end of the calendar month in which the Executive's death occurs, (b) if the Executive's employment is terminated by reason of Total Disability, immediately upon a determination by the Company of the Executive's Total Disability, and (c) in all other cases, five days after the date of mailing of the Notice of Termination. The Executive's employment and performance of services will continue during such five-day period; provided, however, that the Company may, upon notice to the Executive and without reducing the Executive's compensation during such period, excuse the Executive from any or all of his duties during such period.

6.       TERMINATION PAYMENTS

         In the event of termination of the Executive's employment during the Employment Period, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 6.

         6.1        Termination by the Company for Other Than
                    Cause or by the Executive for Good Reason

         If the Company terminates the Executive's employment other than for Cause or the Executive terminates his employment for Good Reason prior to the end of the Employment Period, the Executive shall be entitled to:

                  (a) receive payment of the following accrued obligations (the "Accrued Obligations"):

                           (i)      the Executive's Annual Base Salary
         through the Date of Termination to the extent not theretofore paid;

                  (b) for 12 months after the Date of Termination, the Company shall continue its group health insurance benefits and other group insurance programs (such as life, disability, etc.) to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the Company plans that would have been available to Executive if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive health or other group insurance benefits under another employer-provided plan, the health and other group insurance benefits described herein shall be secondary to those provided under such other plan


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during such applicable period of eligibility (such continuation of benefits shall be referred to as the "Welfare Benefit Continuation");

                  (c) as severance pay and in lieu of any other compensation for periods subsequent to the date of termination, the Company shall pay Executive, in a regular monthly payment (as normal payroll is processed) after employment has ceased and eight days have passed following execution of the Release of Claims in the form attached as Exhibit A without revocation, an amount in cash equal to one year of Executive's annual base pay at the rate in effect immediately prior to the Date of Termination, plus a bonus payment of $5,000 per year for each year of Company service exceeding five years which amounts shall not be prorated for a partial year; and

                  (d) reasonable, pre-approved Company-paid outplacement assistance, including job counseling and referral services, for a period of twelve (12) months following the date of termination of employment at an aggregate cost of not more than $5,000.

         For the purpose of the continuation health coverage required under
Section 4980B of the Internal Revenue Code ("COBRA"), the date of the "qualifying event" giving rise to Executive's COBRA election period (and that of his "qualifying beneficiaries") shall be the last date on which the Executive receives Welfare Benefit Continuation.

         6.2        Termination for Cause or Other Than for Good
                    Reason

         If the Executive's employment is terminated by the Company for Cause or by the Executive for other than Good Reason during the Employment Period, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay to the Executive his Annual Base Salary through the Date of Termination.

         6.3        Termination Because of Death or Total
                    Disability

         If the Executive's employment is terminated by reason of the Executive's death or Total Disability during the Employment Period, this Agreement shall terminate automatically without further obligation to the Executive or his legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable in the case of the Executive's death), and the timely payment or provision of the Welfare Benefit Continuation.





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
         6.4        Payment Schedule and Limitation

         All payments under this Section 6 shall be made to the Executive at the same intervals as such payments were made to him immediately prior to termination.

         If either the Company or the Executive receives confirmation from the Company's certified public accounting firm that any payment by the Company under this Section 6 would be considered to be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect, then the aggregate payments by the Company pursuant to this Section 6 shall be reduced to an amount which is $1.00 less than the smallest sum which would be deemed to be such an "excess parachute payment" and, if permitted by applicable law, such reduction shall be made to the last payment due hereunder; provided, further, that, if permitted by applicable law, no such adjustment shall be made in any year in which the Executive authorizes a reduction in the payment otherwise due the Executive hereunder by an amount equal to any loss to be incurred by the Company because such payments would not be deductible by the Company as a business expense for income tax purposes for the reason that such payments constitute an "excess parachute payment" in that year.

         6.5        Cause

         "Cause" means the occurrence of one or more of the following events:

                  (a) Any act of dishonesty by Executive intended to result in substantial gain or personal enrichment of the Executive;

                  (b) Executive personally engaging in knowing and intentional illegal conduct which is injurious to the reputation of the Company or its affiliates;

                  (c) Executive's continued failure to substantially perform the duties and obligations of his employment which are not remedied within thirty
(30) days after notice thereof from the Company;

                  (d)      Executive's conviction of a felony, or
commission of an act of dishonesty or fraud against, or the misappropriation of property belonging to, the Company or its affiliates;

                  (e) Executive engaging in repeated substance abuse which impairs his ability to perform the duties and obligations of Executive's employment or impairs the reputation of the Company;

                  (f) Executive engaging in any act of moral turpitude that impairs the reputation of the Company;



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
                  (g) Executive knowingly and intentionally breaching in any material respect the terms of this Agreement (or any confidentiality agreement or invention or proprietary information agreement with the Company);

                  (h) Executive's commencement of employment with another employer while he is an employee of the Company; or

                  (i) Any material breach by Executive of any material provision of this Agreement which continues uncured for thirty (30) days following notice thereof.

         6.6        Good Reason

         "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Company to cure such event or condition within 30 days after receipt of written notice by the Executive:

                  (a) a change in the Executive's status, title, position or responsibilities that, in the Executive's reasonable judgment, represents a substantial reduction in his status, title, position or responsibilities; the assignment to the Executive of any duties or responsibilities that, in the Executive's reasonable judgment, are materially inconsistent with his status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect the Executive to any position (other than as a member of the board of directors), except in connection with the termination of the Executive's employment for Cause, for Disability or as a result of his or her death, or by the Executive other than for Good Reason;

                  (b) a reduction in the Executive's annual base salary;

                  (c) the Company's requiring the Executive (without the Executive's consent) to be based at any place outside a 40-mile radius of his or her place of employment prior to a Change of Control, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to the Change of Control;

                  (d) the Company's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Executive was participating at the time of a Change of Control, or
(ii) provide the Executive with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Change of Control;





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
                  (e) any material breach by the Company of its obligations to the Executive under this Agreement; or

                  (f) any termination of the Executive's employment or services for Cause by the Company that does not comply with the terms of this Agreement.

         6.7        No Duty to Mitigate

         The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

7.       REPRESENTATIONS, WARRANTIES AND OTHER CONDITIONS

         In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company as follows:

         7.1        Health

         The Executive is in good health and knows of no physical or mental disability which, with or without any accommodation which may be required by law and which places no undue burden on the Company, would prevent him from fulfilling his obligations hereunder. The Executive agrees, if the Company requests, to submit to periodic medical examinations by a physician or physicians designated by, paid for and arranged by the Company. The Executive agrees that the examination's medical report shall be provided to the Company.

         7.2        No Violation of Other Agreements

         The Executive represents that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement by which the Executive may be bound.

8.       NONDISCLOSURE; NONCOMPETITION; RETURN OF MATERIALS

         Executive agrees that at no time during the Employment Period or within one year thereafter will Executive become involved in any activity or with any business entity anywhere which directly or indirectly competes with any product or service of the Company or its affiliates. Violation of this Section 8 shall constitute a material breach of this Agreement.

         All documents, records, notebooks, notes, memoranda, drawings or other documents relating the Company and/or its business made or compiled by the



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
Executive at any time, or in his possession, including any and all copies thereof, shall be the property of the Company and shall be held by the Executive in trust and solely for the benefit of the Company, and shall be delivered to the Company by the Executive upon termination of employment or at any other time upon request by the Company.

         The Executive understands that the Company will rely on this Agreement in continuing the Executive's employment, paying him compensation, granting him any promotions or raises, or entrusting him with any information which helps the Company compete with others.

9.       NOTICE AND CURE OF BREACH

         Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than a breach of clauses (b), (c) or (d) of Section 6.6 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least ten days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.

10.      FORM OF NOTICE

         Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

         If to the Executive:
                                                 ---------------------------
                                                 ---------------------------
                                                 ---------------------------


         If to the Company:                      Ag-Bag International Limited
                                                 2320 S.E. Ag-Bag Lane
                                                 Warrenton, Oregon 97146

or such other address as shall be provided in accordance with the terms hereof. Except as set forth in Section 5.4 hereof, if notice is mailed, such notice shall be effective upon mailing.





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11.      ASSIGNMENT

         This Agreement is personal to the Executive and may not be assigned by the Executive. The Company may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Ag-Bag International Limited and any successor to its business and/or assets.

12.      WAIVERS

         No delay or failure by any party to exercise, protect or enforce any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance, shall constitute a waiver thereof. The express waiver by a party of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive.

13.      AMENDMENTS IN WRITING

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged, and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance, or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.





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

14.      APPLICABLE LAW

         This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Oregon, without regard to any rules governing conflicts of laws.

15.      SEVERABILITY

         If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

16.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matter are hereby superseded and nullified in their entirety.

17.      WITHHOLDING

         The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

18.      COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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

         IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.


                                               EXECUTIVE


                                               ---------------------------
                                               [Executive]



                                               AG-BAG INTERNATIONAL LIMITED


                                               By
                                                 -------------------------------
                                                 Its
                                                    ----------------------------


































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                                  APPENDIX A TO

                       CHANGE OF CONTROL AGREEMENT BETWEEN

                AG-BAG INTERNATIONAL LIMITED AND [EXECUTIVE]



         "Change of Control" shall mean:

         (a) A "Board Change" which shall have occurred if a majority (excluding vacant seats) of the seats on the Company's Board are occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as hereinafter defined) other than the Board; or

         (b) The acquisition by any Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), in the case of either (A) or (B) of this clause (i), which acquisition is not approved in advance by a majority of the Incumbent Directors, or (ii) 33% or more of either
(A) the Outstanding Company Common Stock or (B) the Outstanding Company Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Appendix A are satisfied; or

         (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

         (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation with respect to which immediately following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding

Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.
























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
                                    EXHIBIT A

                                RELEASE OF CLAIMS


1.       PARTIES

         The parties to Release of Claims (hereinafter "Release") are __________ ____________________ and the Company, as hereinafter defined.

         1.1        Executive

         For the purposes of this Release, "Executive" means ________________ ____________________, and his or her attorneys, heirs, executors, administrators, assigns, and spouse.

         1.2        The Company

         For purposes of this Release, the "Company" means Ag-Bag International Limited, a Delaware corporation, its predecessors and successors, corporate affiliates, and all of each corporation's officers, directors, employees, insurers, agents, or assigns, in their individual and representative capacities.

2.       BACKGROUND AND PURPOSE

         Executive was employed by Company. Executive's employment is ending effective __________ following a Change in Control as defined in the Change of Control Agreement between the Company and Executive dated April 11, 2000 ("Agreement"). Executive has elected pursuant to the terms of the Agreement to receive payments under Section 6.1 of the Agreement.

         The purpose of this Release is to settle, and the parties hereby settle, fully and finally, any and all claims Executive may have against Company, whether asserted or not, known or unknown, including, but not limited to, claims arising out of or related to Executive's employment, any claim for reemployment, or any other claims whether asserted or not, known or unknown, past or future, that relate to Executive's employment, reemployment, or application for reemployment.

3.       RELEASE

         Except as reserved in paragraphs 3 or 3.1, Executive waives, acquits and forever discharges Company from any obligations Company has and all claims Executive may have including but not limited to obligations and/or claims arising from the Agreement or any other document or oral agreement relating to employment compensation, benefits severance or post-employment issues. Except as reserved in Paragraph 3.1, Executive hereby releases Company from any and all claims, demands, actions, or causes of action, whether known or unknown, arising from or related in any way to any employment of or past or future failure or refusal to employ Executive by Company, or any other past or future claim (except as reserved by this Release or where expressly prohibited by law) that relates in any way to Executive's employment, compensation, benefits, reemployment, or application for employment, with the exception of any claim Executive may have against Company for enforcement of this Release. This release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority, including but not limited to any claim arising under the Oregon statutes dealing with employment, discrimination in employment, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, Executive Order 11246, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Age Discrimination in Employment Act, the Fair Labor Standards Act, Oregon wage and hour statutes, all as amended, any regulations under such authorities, and any applicable contract, tort, or common law theories.

         3.1        Reservations of Rights

         This Release shall not affect any rights which Executive may have under any medical insurance, disability plan, workers' compensation, unemployment compensation, applicable company stock incentive plan(s) or indemnifications.

         3.2        No Admission of Liability

         It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of Executive or Company, by whom liability has been and is expressly denied.

4.       CONSIDERATION TO EXECUTIVE

         After receipt of this Release fully endorsed by Executive, and the expiration of the seven- (7) day revocation period provided by the Older Workers Benefit Protection Act without Executive's revocation, Company shall pay:

         a) monthly, with the Company's normal payroll processing, (and continuing until expiration as defined in this agreement) the sum of ________________ DOLLARS ($__________) to Executive (less proper withholding) for severance; and



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
         b) Company will pay up to $5,000 directly to the third party outplacement firm selected by Executive for up to one year's outplacement services as needed.

5.       NO DISPARAGEMENT

         Executive agrees that henceforth Executive will not disparage or make false or adverse statements about Company. The Company should report to Executive any actions or statements that are attributed to Executive that the Company believes are disparaging. The Company may take actions consistent with breach of this Release should it determine that Executive has disparaged or made false or adverse statements about Company. The Company agrees to follow the applicable policy(ies) regarding release of employment reference information.

6.       CONFIDENTIALITY, PROPRIETARY, TRADE SECRET AND
         RELATED INFORMATION

         Executive acknowledges the duty and agrees not to make unauthorized use or disclosure of any confidential, proprietary or trade secret information learned as an employee about Company, its products, customers and suppliers, and covenants not to breach that duty. Moreover, Executive acknowledges that, subject to the enforcement limitations of applicable law, the Company reserves the right to enforce the terms of Executive's Employment Agreement with Company and any paragraph(s) therein. Should Executive, Executive's attorney or agents be requested in any judicial, administrative, or other proceeding to disclose confidential, proprietary or trade secret information Executive learned as an employee of Company, Executive shall promptly notify the Company of such request by the most expeditious means in order to enable the Company to take any reasonable and appropriate action to limit such disclosure.

7.       SCOPE OF RELEASE

         The provisions of this Release shall be deemed to obligate, extend to, and inure to the benefit of the parties; Company's parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, and employees; and each parties insurers, transferees, grantees, legatees, agents and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and effective date of this Release.

8.       OPPORTUNITY FOR ADVICE OF COUNSEL

         Executive acknowledges that Executive has been encouraged to seek advice of counsel with respect to this Release and has had the opportunity to do so.



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
9.       ENTIRE RELEASE

         This Release contains the entire agreement and understanding between the parties and, except as reserved in paragraph 3 and 3.1, supersede and replace all prior agreements written or oral, prior negotiations and proposed agreements, written or oral. Executive and Company acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Release concerning the subject matter of this Release to induce this Release, and Executive and Company acknowledge that they have not executed this Release in reliance upon any such promise, representation, or warranty not contained in this Release.

10.      SEVERABILITY

         Every provision of this Release is intended to be severable. In the event any term or provision of this Release is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Release, which terms and provisions shall remain binding and enforceable.

11.      PARTIES MAY ENFORCE RELEASE

         Nothing in this Release shall operate to release or discharge any parties to this Release or their successors, assigns, legatees, heirs, or personal representatives from any rights, claims, or causes of action arising out of, relating to, or connected with a breach of any obligation of any party contained in this Release.

12.      COSTS AND ATTORNEY'S FEES

         The parties each agree to bear their own costs and attorneys' fees which have been or may be incurred in connection with any matters released herein or in connection with the negotiation and consummation of this Release. In the event of any administrative or civil action to enforce the provisions of this Release, the prevailing party shall be entitled to attorney fees and costs through trial and/or on appeal. Because this Release follows a Change of Control, reasonable attorneys' fees which have been or may be incurred in connection with any matters released herein or in connection with the negotiation and consummation of this Release shall be paid by Company. In the event of any administrative or civil action to enforce the provisions of this Release, the Company shall pay Executive's reasonable attorneys' fees through trial and/or on appeal.



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
13.      ACKNOWLEDGMENTS

         Executive acknowledges that the Release provides severance pay and benefits which the Company would otherwise have no obligation to provide.

         Executive acknowledges that Company has provided the following information: (a) the class or group of employees offered the opportunity to obtain severance benefits similar to those in the Release, (b) the eligibility factors required to obtain severance benefits similar to those in the Release,
(c) the time limits required to obtain severance benefits similar to those in the Release, (d) the job titles and ages of employees eligible or selected for severance benefits similar to those in the Release, and (e) the ages of employees in the same classification either not eligible or not selected.

14.      REVOCATION

         As provided by the Older Workers Benefit Protection Act, Executive is entitled to have forty-five (45) days to consider this Release. For a period of seven (7) days from execution of this Release, Executive may revoke this Release. Upon receipt of Executive's signed Release and the end of the revocation period, payment by Company as described in paragraph 4 above will be forwarded by mail in a timely manner as provided herein.

                                                 Dated:  __________ __, 20__

[Executive]

STATE OF OREGON                     )
                                    ) ss.
County of ____________              )

         Personally appeared the above named ___________________________ and acknowledged the foregoing instrument to be his or her voluntary act and deed.

                                   Before me:


                                               ---------------------------------
                                               Notary Public for My commission
                                               expires:
                                               ----------------



Ag-Bag International Limited

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

By:
   -------------------------------------
Its:                                           Dated:
    ------------------------------------             ---------------------------
On Behalf of the "Company"








































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